SHEA & CARLYON, LTD.                                               EXHIBIT 99.2
James Patrick Shea, Esq.
Nevada Bar No. - 000405
233 South Fourth Street, Suite 200
Las Vegas, Nevada 89101
(702) 471-7432
       -and-
GIBBONS, DEL DEO, DOLAN,
GRIFFINGER & VECCHIONE
A Professional Corporation
PD-9779
One Riverfront Plaza
Newark, New Jersey 07102-5497
(973) 596-4500
Co-Attorneys for Debtors
And Debtors-in-Possession

                         UNITED STATES BANKRUPTCY COURT
                           FOR THE DISTRICT OF NEVADA

------------------------------------------------
IN RE: MEDNET, MPC CORP.,                       :   Case No. BK-S-97-25800-LBR
                              Debtor.           :   Chapter 11
                                                :
------------------------------------------------:   JOINTLY ADMINISTERED
IN RE: MEDI-MAIL, INC.,                         :   Case No. BK-S-97-25801-LBR
                              Debtor.           :   Chapter 11
------------------------------------------------
IN RE: MEDI-CLAIM, INC.,                        :   Case No. BK-S-97-25802-LBR
                              Debtor.           :   Chapter 11
------------------------------------------------
IN RE: MEDI-PHAR, INC.                          :   Case No. BK-S-97- _____ -LBR
                              Debtor.           :   Chapter 11
------------------------------------------------

           NOTICE OF HEARING ON DEBTORS' PROPOSED DISCLOSURE STATEMENT
                 TO ACCOMPANY CHAPTER 11 PLAN OF REORGANIZATION

TO:          ALL INTERESTED PARTIES

      PLEASE TAKE NOTICE that the Debtors' proposed Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code With Respect to Debtors' Joint Plan of Reorganization was filed on April 7, 1998.

      Any opposition thereto must be filed pursuant to LR 9013(e)(1), on or before May 26, 1998, and served upon the undersigned counsel. If any objection is not timely filed and served, the relief requested may be granted without a hearing. LR 9013(a)(1) and LR 9013(c)(1)(E).

      NOTICE IS FURTHER HEREBY GIVEN that the above-referenced matter will be heard by the Honorable Linda B. Riegle, United States Bankruptcy Judge in the Foley Federal Building, 300 Las

Vegas Boulevard South, Las Vegas, Nevada, on the 11th day of June, 1998 at 10:30 a.m. ("Hearing"). A copy of the above-referenced Disclosure Statement is on file with and available from the Clerk of the United States Bankruptcy Court for the District of Nevada, Foley Federal Building, 300 Las Vegas Boulevard South, Las Vegas, Nevada 89101.

      NOTICE IS FURTHER GIVEN that at the Hearing the Debtors will request that the Court waive the requirement under 11 U.S.C. ss.1125 and Fed.R.Bankr.P. 3017(d) that the Debtor mail the plan, disclosure statement and any notices to equity security holders.

      NOTICE IS FURTHER GIVEN that the Hearing may be continued from time to time without further notice except for the announcement of any adjourned dates and time at the Hearing or any adjournment thereof.

DATED this 7th day of April, 1998

                                   SHEA & CARLYON, LTD.
                                   233 South Fourth Street, Suite 200
                                   Las Vegas, Nevada 89101
                                   (702) 471-7432
                                            -and-
                                   GIBBONS, DEL DEO, DOLAN,
                                   GRIFFINGER & VECCHIONE
                                   A Professional Corporation
                                   One Riverfront Plaza
                                   Newark, New Jersey 07102-5497
                                   (973) 596-4500

                                   Co-Attorneys for Debtors
                                   And Debtors-in-Possession

                                   By:  /s/ PAUL R. DEFILIPPO
                                        ---------------------
                                        Paul R. DeFilippo